UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 3 to

 FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TabacaleraYsidron, Inc.

(Exact Name of Registrant in its Charter)

Nevada	2100	45-3797537
(State or other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code)	Identification No.)

100 Europa Drive, Ste. 455

Chapel Hill, NC 27517

(919) 933-2720

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee(3)
Common Stock, $0.0001 par value per share	2,745,000	$0.20	$549,000	$70.71

(1) This Registration Statement covers the resale by our selling shareholders of up to 2,745,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the maximum aggregate offering price of all securities listed in the “Calculation of Registration Fee” table. The price of $0.20 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON MAY [ ], 2014

TABACALERA YSIDRON, INC.

2,745,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.20 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. The aggregate net proceeds that the Selling Shareholders will receive assuming all shares are sold at a fixed price of $0.20 per share is $549,000.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: May 14, 2014

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “TabacaleraYsidron,” “Company,” “we,” “us” and “our” refer to TabacaleraYsidron, Inc.

Overview

TabacaleraYsidron was established in November 2011 to purchase and distribute cigars. Beginning in early 2007, the Company’s founders sought to sell a cigar that would appeal to aficionados of high-quality, hand-rolled, premium cigars. Through TabacaleraYsidron, the Company intends to introduce premium cigars to build sales of private label cigars. The Company conducts its business principally through one operating subsidiary: Epicurean Cigars, Inc. which is the Company’s U.S. sales and marketing organization. Epicurean Cigars, Inc. is a wholly owned subsidiary of TabacaleraYsidron, Inc.

The Company has a two part approach to building business over the next twelve months. The first will be to use our former CEO, Steve Ysidron’s contact base of over 1,200 retail customers to promote orders for cigars. We anticipate that this will require little upfront money on the part of the company. The Company has budgeted $1,000 for the cost of this marketing approach to the business. The funds will cover the cost of designing a brochure that can be printed or emailed.

The second approach of the Company is to contact every golf course in North Carolina initially with an opportunity to sell our cigars in their golf shops. The Company does not have sufficient capital to pursue this business model for the coming year while also paying the cost of this registration. However, following the successful registration of the Company we think that there will be more active interest in the second round of fundraising.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. Additionally, our growth may be limited because our CEO only expects devoting 10-12 hours per week to the business.

We are a development stage company that has generated limited revenues and has had limited operations to date. From November 8, 2011 (date of inception) to December 31, 2013 we have incurred accumulated net losses of $792,318 and $17,567 in revenue. For the three months ended December 31, 2013, we generated $0 in revenue and $19,800 in net loss. As of December 31, 2013, we had $28,871 in current assets and current liabilities of $50,203. We have sold and issued an aggregate of 7,745,000 shares of our common stock since our inception. The implied aggregate price of our common stock based on the offering price of $0.20 is $1,549,000 and our total stockholders’ deficit is ($23,418) as of December 31, 2013.

As of April 2014, the Company has $23,623 of cash on hand. The Company is spending limited funds at the current time with the exception of SEC and related corporate governance costs. We expect these costs to be approximately $40,000 per year. Our burn rate is currently $10,000 per quarter. Therefore, we do not have sufficient funds to accomplish our business plans for the next year and at the current burn rate we will run out of cash in October 2014. We will either have to substantially increase sales or pursue additional financing opportunities in order to continue business operations. We have not sold any cigars since 2012.

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Where You Can Find Us

We presently maintain our principal offices at 100 Europa Drive, Ste. 455, Chapel Hill, NC 27517. Our telephone number is 919-933-2720.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common stock offered by selling security holders	2,745,000 shares of common stock. This number represents 35% of our current outstanding common stock (1).

Common stock outstanding before the offering	7,745,000

Common stock outstanding after the offering	7,745,000

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Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.20 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

(1)            Based on 7,745,000 shares of common stock outstanding as of May 14, 2014.

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from November 8, 2011 (inception) through December 31, 2013 (unaudited) are derived from our audited annual financial statements and unaudited interim financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

Statement of Operations:

	For the Nine Months Ended December 31, 2013 (unaudited)	For the Nine Months Ended December 31, 2012 (unaudited)	For the Year Ended March 31, 2013	For the Period From November 8, 2011 (inception) to March 31, 2012
Revenues	$-	$17,567	$17,567	$-
Cost of Revenue	-	(17,526)	(17,526)	-
Operating expenses	81,146	139,440	174,741	536,472
Loss from Operations	(81,146)	(139,399)	(174,700)	(536,472)
Net Loss	(81,146)	(139,399)	(174,700)	(536,472)
Loss per common share - Basic and Diluted	$(0.01)	$(0.02)	$(0.02)	(0.10)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	7,745,000	6,990,719	7,172,897	5,154,038

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Balance Sheet Data:

	As of December 31, 2013 (unaudited)	As of March 31, 2013
Cash and cash equivalents	$23,689	$74,297

Total assets	28,871	79,479
Total current liabilities	52,289	25,651
Total liabilities	52,289	25,651
Total stockholders' equity	(23,418)	53,828

Total Liabilities and Stockholders' Equity	$28,871	$79,479

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RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the common stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stock. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

LIMITED OPERATING HISTORY

There can be no assurance that management of the Company will be successful in its attempts to implement the Company’s business plan, build the corporate infrastructure required to support operations at the levels called for by the Company’s business plan or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability. We will encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•                  Obtain sufficient working capital to support our establishment and expansion;

•                  Find and realize the asset management opportunities required to generate revenue;

•                  Maintain adequate control of our expenses allowing us to realize anticipated income growth; and

•                 Anticipate and adapt to changing conditions in the tobacco products industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

OUR MANAGEMENT TEAM HAS NO EXPERIENCE OPERATING A PUBLIC COMPANY. ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL AND STATE SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Members of our management team have no experience managing and operating a public company and may rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any federal or state securities laws, rules, or regulations may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the Securities being sold in this Offering or the development of an active and liquid trading market for our Common Stock.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

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Based on our financial history since inception, in their report on the financial statements for the years ended March 31, 2013 and 2012, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has started generating limited revenue. There is no assurance that this revenue stream will continue in the future.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake sufficient sales and business development efforts required to identify clients and sell our cigars,, which may result in a negative impact to our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us. To date, we have not undertaken efforts to seek additional funding.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of similar products undertaken by our competition; (iii) the level of our investment in sales and marketing; and (iv) the amount of our capital expenditures, including corporate acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our Common Stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Shares. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

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 WE WILL BE DEPENDENT UPON KEY PERSONNEL FOR THE FORESEEABLE FUTURE.

The Company will be dependent on several key members of its management and operations teams for the foreseeable future. In particular, the Company is dependent on Ramon Tejeda, its president, and Beth Floyd, its secretary. The loss of the services of either executive could have a material adverse effect on the operations and prospects of the Company. At this time, the Company has no employment agreements with any of these individuals, though it is contemplated that the Company may enter into such agreements with certain of its key employees on terms and conditions usual and customary for its industry. The Company does not currently have any "key man" life insurance on any of its employees.

OUR PRINCIPAL OFFICER AND DIRECTOR, RAMON TEJEDA CONTROLS 63.27% OF OUR ISSUED AND OUTSTANDING COMMON STOCK. HE WILL BE ABLE TO EXERT SIGNIFICANT INFLUENCE AND CONTROL OVER ALL CORPORATE DECISIONS, EVEN IF SUCH DECISIONS MAY NOT BE IN THE BEST INTEREST OF MINORITY SHAREHOLDERS.

Our principal officer and director, Ramon Tejeda, currently controls an aggregate of 4,900,000 shares of our common stock, or approximately 63.27%, of the issued and outstanding shares of our common stock as of the date of this prospectus. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. The interests Mr. Tejeda may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders. This controlling interest may also have a negative impact on the market price of our common stock by discouraging third-party investors. In addition, such control by Mr. Tejeda will allow him to establish his own compensation and other benefits and perquisites in an amount and manner that would have a negative impact on our net income which in turn could negatively impact the market price, if any, of our common stock.

OUR KEY PERSONNEL MAY NOT PROVIDE MORE THAN TEN TO TWLEVE HOURS OF TIME PER WEEK TO OUR BUSINESS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

Our future ability to execute our business plan depends upon the continued service of our executive officers and directors. Mr. Tejeda has another job in a management position at Eaton, Corp. Therefore, Mr. Tejeda will be required to spend less than full-time with this venture and may be limited in the amount of time he can devote to the Company.  However, he plans on devoting ten to twelve hours per week to the Company.

WE MAY FACE DIFFICULITIES ESTABLISHING A NEW BRAND.

The Company’s principal business strategy is to develop the Epicurean brand name as a respected brand associated with the highest quality premium cigars. The marketing of luxury consumer goods such as high-quality, premium cigars is highly dependent on creating favorable consumer perception through well-orchestrated advertising and public relations. The Company has little advertising experience, having spent only minimal amounts on such activities to-date. The Company’s competitors have significantly greater advertising resources and experience and enjoy well-established brand names. There can be no assurance that the Company’s initial advertising and promotional activities will be successful in creating the desired consumer perception.

WE RELY HEAVILY ON ONE MANUCTURER OF CIGARS, AND THE PARTIAL OR COMPLETE LOSS OF THIS SUPPLIER COULD CAUSE CUSTOMER SUPPLY OR PRODUCTION DELAYS AND A SUBSTANTIAL LOSS OF REVENUES. WE ALSO DO NOT HAVE A WRITTEN CONTRACT WITH THIS MANUFACTURER.

We rely on one outside vendor, Plasencia Cigars, to manufacture our cigars. Plasencia manufacturers cigars in Nicaragua and its ability to perform the agreement will be affected by the quality controls in Nicaragua, which may be different than those in the United States, as well as the regional or worldwide economic, political or governmental conditions. Disruptions in international trade and finance or in transportation may have a material adverse effect on our business, financial condition and results of operation. Any significant disruption in the Company’s operations for any reason, such as regulatory requirements, scheduling delays, quality control problems, loss of certifications, power interruptions, fires, hurricanes, war or threats of terrorism, labor strikes, contract disputes, could adversely affect our sales and customer relationships. There can be no assurances that a third party contract manufacturer will be able to meet the design specifications of our technology.

Our reliance on one manufacturer is expected to continue and involve several other risks including limited control over the availability of delivery schedules, pricing and product quality. We may experience delays, additional expenses and lost sales because of our dependency upon a single manufacturer. Although we have no reason to believe that Plasencia Cigars will be unable to supply us with needed products, if Plasencia Cigars were to be unable to supply us with adequate cigars in a timely manner, or if we are unable to locate a suitable alternative supplier or at favorable terms, our business could be materially adversely impacted. While we believe alternative manufacturers exist, we have not specifically identified any alternative manufacturer and may not be able to replace Plasencia if we need to in a timely fashion.

In addition, in the event of a breach of law by Plasencia Cigars, we will have few options for recourse because we do not have a written contract with Plasencia Cigars to supply us with cigars. Furthermore, all of our manufacturer’s assets are located in Nicaragua. In addition, it may not be possible to effect service of process in Nicaragua and uncertainty exists as to whether the courts in Nicaragua would recognize or enforce judgments of U.S. courts obtained against a Nicaraguan company.

WE MAY BE ADVERSELY AFFECTED BY CHANGES IN THE REGULATION OF TOBACCO PRODUCTS.

All distributors of tobacco products are subject to extensive and increasing regulation at the federal, state and local levels. These regulations have, for example, imposed labeling requirements, limited advertising of tobacco products, restricted smoking in public areas such as office buildings and restaurants and prohibited sales of tobacco products to minors. Proposals have been entertained to transfer regulation of tobacco products from the Federal Trade Commission to the Food and Drug Administration, which has expressed the intention to regulate tobacco products as an addictive “drug.” There can be no assurance as to the content, timing or effect of future regulations on the federal, state or local levels or that such regulations would not have a material adverse effect on the Company’s business.

WE MAY FACE LITIGATION ISSUES SIMILAR TO THOSE IN THE CIGARETTE INDUSTRY.

Distributors of tobacco products have been the subject of increasing litigation seeking to extend product liability to such companies for allegedly tobacco-related medical conditions of smokers. While such litigation has primarily centered on cigarettes, there can be no assurance that the increased popularity and visibility of cigars will not result in similar litigation against distributors of cigars. If the Company were to become a party to such litigation, either any finding of liability on the part of the Company or the expense and diversion of management time in defending such litigation could have a material adverse effect on the business of the Company.

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WE MAY BE SUBJECT TO INCREASING EXCISE TAXES.

Cigars (and tobacco products generally) have long been subject to excise taxes on the federal, state and local levels. From time to time proposals have been made to increase such taxes to fund various legislative initiatives. Substantial increases in excise taxes could have a material adverse impact on the cigar industry in general and the Company in particular.

OUR COMPETITION IS MUCH LARGER AND HAS BEEN IN THE MARKETPLACE MUCH LONGER.

Several large, well-financed competitors with long-standing brand recognition, successful histories of new product introductions and long-standing relationships dominate the market for the distribution of premium cigars with tobacco growers and distributors. Our Company competes with well-established companies for sales to distributors and to consumers. While the Company believes that the rapidly expanding market for sales of premium cigars has created room for new competitors to achieve substantial sales and profits, there can be no assurance that our Company can compete successfully on price or in obtaining raw materials, building facilities and attracting and keeping skilled labor, which could result in material adverse effects on the business of the Company.

WE FACE RISKS ASSOCIATED WITH INTERNATIONAL MANUFACTURING AND IMPORTATION.

All the Company’s existing and planned manufacturing operations and the sources of all its tobacco are located in the Nicaragua. As such, the Company is subject to the risks of changes in social, political and regulatory climate inherent in foreign trade, including potential changes in either Nicaraguan or U.S. laws or regulations regarding foreign investment in and transfers of capital from Nicaragua. While the Company is not aware of any such social, political or regulatory changes, if such a change should occur, it could materially impair the Company’s operations and its financial condition.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $40,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules andWe may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $40,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations. regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. We will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm will be required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market price of our Common Stock and our ability to secure additional financing as needed.

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THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR COMMON SHARES WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder. Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act).   As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

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In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

THE COMPANY MAY BE SUBJECT TO LITIGATION IN THE FUTURE WHICH COULD IMPACT THE FINANCIAL HEALTH OF THE COMPANY.

Currently there are no legal proceedings pending or threatened against the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Risks Related to Our Common Stock

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.20 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

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OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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Dilution

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The common shares being offered for resale by the selling security holders consist of 2,745,000 shares of our common stock held by 34 unaccredited selling security holders and 5 accredited selling security holders. Such shareholders include the holders of 2,745,000 shares sold in our private offering pursuant to Regulation D Rule 506 sold through March 2013 at an offering price of $0.10 per share.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of May 14, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.

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Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(°)
Pamela G. Hanlin(1)	100,000	100,000	0	0%
Kirk James Hanlin(2)	100,000	100,000	0	0%
Bernadette Huy(3)	50,000	50,000	0	0%
Connie Ganey(4)	300,000	300,000	0	0%
Erin Ganey(5)	300,000	300,000	0	0%
Jerri E. DeFiore	50,000	50,000	0	0%
Cassie Folk	50,000	50,000	0	0%
Ellen M. Alt	2,500	2,500	0	0%
Amy Chan	2,500	2,500	0	0%
Meghan Zamborsky(6)	500,000	500,000	0	0%
David Zamborsky(7)	500,000	500,000	0	0%
Charles Zamborsky(8)	500,000	500,000	0	0%
Andrew Plattner	50,000	50,000	0	0%
Baron Holt	100,000	100,000	0	0%
Jennifer L. Mann	50,000	50,000	0	0%
Candida Svirzovsky	50,000	50,000	0	0%
Jim Miller	50,000	50,000	0	0%
James Coker	250,000	250,000	0	0%
Scott R. Falmlen	50,000	50,000	0	0%
David R. Mann(9)	100,000	100,000	0	0%
Gloria L. Mann(10)	100,000	100,000	0	0%
Phoenix Associates, Inc. (*)	250,000	250,000	0	0%
Steven Russo(11)	220,000	220,000	0	0%
Lauren Coker(12)	220,000	220,000	0	0%
Marc Alan Mason	20,000	20,000	0	0%
Terry F. Ganey	100,000	100,000	0	0%
Theodore J. Lopoivzski	50,000	50,000	0	0%
Kathleen A. Haas	30,000	30,000	0	0%
Robert J. Shollenberger(13)	102,500	102,500	0	0%
Lori A. Shollenberger(14)	102,500	102,500	0	0%
Martin J. Rowan	50,000	50,000	0	0%
Aaron Soto(15)	5,000	5,000	0	0%
Daniel Rivera(16)	5,000	5,000	0	0%
G. Kenwood Gaines	50,000	50,000	0	0%
Michael Schlossberg	50,000	50,000	0	0%
Daniel K. Kloplish	30,000	30,000	0	0%
William Huy(17)	50,000	50,000	0	0%
London Fall Protection(**)	2,500	2,500	0	0%
Hugh Lavery	30,000	30,000	0	0%
TOTAL	2,745,000	2,745,000	0	0%

(°)	Based on 7,745,000 shares outstanding as of May 14, 2014.
(1)	Pamela G. Hanlin owns 50,000 shares individually. She beneficially owns 100,000 shares.
(2)	Kirk James Hanlin owns 50,000 shares individually. He beneficially owns 100,000 shares.
(3)	Bernadette Huy owns 25,000 shares individually. She beneficially owns 50,000 shares.
(4)	Connie Ganey owns 150,000 shares individually. She beneficially owns 300,000 shares.
(5)	Erin Ganey owns 150,000 shares individually. She beneficially owns 300,000 shares.
(6)	Meghan Zamborsky owns 240,000 shares individually. She beneficially owns 500,000 shares.
(7)	David Zamborsky owns 250,000 shares individually. He beneficially owns 500,000 shares.
(8)	Charles Zamborsky owns 10,000 shares individually. She beneficially owns 500,000 shares.
(9)	David R. Mann owns 50,000 shares individually. He beneficially owns 100,000 shares.
(10)	Gloria L. Mann owns 50,000 shares individually. She beneficially owns 100,000 shares.
(11)	Steven Russo owns 20,000 shares individually. He beneficially owns 220,000 shares.
(12)	Lauren Coker owns 200,000 shares individually. She beneficially owns 220,000 shares.
(13)	Robert J. Shollenberger owns 44,000 shares individually. He beneficially owns 102,500 shares.
(14)	Lori A. Shollenberger owns 58,500 shares individually. He beneficially owns 102,500 shares.
(15)	Aaron Soto owns 2,500 shares individually. He beneficially owns 5,000 shares.
(16)	Daniel Rivera owns 2,500 shares individually. He beneficially owns 5,000 shares.
(17)	William Huy owns 25,000 shares individually. He beneficially owns 50,000 shares.
(*)	Luther H. Hodges has voting and dispositive power with respect to the shares held by Phoenix Associates, Inc.
(**)	Joseph London has voting and dispositive power with respect to the shares held by London Fall Protection.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

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None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.20 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.20 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $52,000.

20

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 105,000,000 shares of capital stock, of which 100,000,000 shares are common stock, $0.0001 par value per share, and 5,000,000 shares are preferred stock, par value of $0.0001 per share.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Currently we have 7,745,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $0.0001 par value per share. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. However, upon filing this Registration Statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

21

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

The consolidated financial statements as of March 31, 2013 and 2012 and for the period from November 8, 2011 (inception) to March 31, 2013 included in this prospectus and the registration statement have been audited by Liggett, Vogt and Webb, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

22

Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

We were incorporated on November 8, 2011 under the laws of the state of Nevada to sell and distribute cigars. Beginning in early 2007, the Company’s founders sought to sell a cigar that would appeal to aficionados of high-quality, hand-rolled, premium cigars. Through TabacaleraYsidron, the Company intends to introduce premium cigars to build sales of private label cigars. The Company conducts its business principally through one operating subsidiary: Epicurean Cigars, Inc. which is the Company’s U.S. sales and marketing organization. Epicurean Cigars, Inc. is a wholly owned subsidiary of TabacaleraYsidron, Inc. Since inception, the Company has sold 358 boxes of cigars. However, there have been no sales since December 2012.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

The Company currently has $23,623 of cash on hand. The Company is spending limited funds at the current time with the exception of SEC and related corporate governance costs. We expect these costs to be approximately $40,000 per year. Our burn rate is currently $10,000 per quarter. Therefore, we do not have sufficient funds to accomplish our business plans for the next year. We will either have to substantially increase sales or pursue additional financing opportunities.

OUR BUSINESS

Market Overview

Cigars have a long history in the US, with the stereotypical public image of cigars tending to be of premium hand-rolled products, often from the Dominican Republic, Nicaragua or Cuba (although the latter have been illegal in the US since the 1960s), smoked by powerful, wealthy and usually older men. This perception changed somewhat in the 1990s, as the cigar industry attracted women and younger adults alike to try higher quality cigars.

In reality, machine-made cigars and cigarillos account for the bulk of the category volume sales, and tend to be purchased by a younger, less affluent demographic, and do not possess the same status as their premium counterparts. Overall, cigar smoking is still far more popular among men than women, although women have shown growing interest in recent years.

According to an October 2013 report from Euromonitor International on the U.S. cigar market (www.euromonitor.com/cigars-in-the-us/report), cigars sales are expected to grow by a CAGR of 1 percent in volume terms between 2012and 2017, to reach 12,825 million units in 2017. Cigarillos are predicted to be the fastest growing category, posting a CAGR of 2% in retail volume terms, while cigars excluding cigarillos will register a CAGR of 1%. Growth in the large and standard cigars categories will be moderate, with a CAGR of 2% and 1% expected respectively. However, handmade cigar manufacturers might find it harder to increase prices in the forecast periods and may be forced to compromise on tobacco quality in order to keep prices low. There will be no imminent return to the cigar boom of the late 1990’s with value sales of cigars excluding cigarillos increasing at a CAGR of only 2% in constant value terms over the forecast period.

Company management believes principal changes that can lead to growth in the premium cigar market cigar market are (1) the emergence of an expanding base of younger new cigar smokers, both male and female, (2) increasing popularity of cigars among celebrities who are viewed as trend-setters, (3) continued media interest, especially through Cigar Aficionado magazine, (4) promotion of “cigar friendly” restaurants and nightclubs and (5) the increase in the population of people over 50 years in age, a group that has traditionally been viewed as consuming more luxury goods, including cigars.

Products

Premium cigars are generally defined as cigars that are hand-made from high-quality, natural leaf binder, long-filler and wrapper tobaccos. Premium cigars usually sell for $5 or more per cigar. The principal elements that determine the quality of the cigar are the type of tobacco leaf, the curing and aging process, and the skill of the hand-roller.

The Company has purchased cigars from Plasencia, a cigar manufacturer in Esteli, Nicaragua. Plasencia will produce Epicurean Cigars rolled with tobacco grown in northern Nicaragua, where the country’s best tobacco is grown. Nicaragua is recognized internationally by the quality of its cigars, Plasencia is particularly skilled at marrying Nicaragua tobacco with the Cuban tradition and expertise in the manufacturing process.

The Company currently sells three different brands of cigars: Armando Gutierrez, Gonzo and Armando Gutierrez Azul. These products are generally sold individually and in 20 count boxes of various cigar sizes. The wholesale prices of our products range from $80 to $95 per 20 count box. Since inception, the Company has sold 358 boxes of cigars. However, there have been no sales since December 2012.

23

Sales and Marketing

Our former CEO, Steven Ysidron, developed a database of 1,200 retail customers across the U.S. who have purchased cigars from him during the past 20 years. We plan to utilize this database to reach out to potential customers. The primary contact will be made through fliers delivered by mail and email to the retail establishments. The company will then use Mr. Tejeda to follow up by phone with the contacts to try to close sales. Mr. Tejeda will begin with those retail establishments that respond to the initial contact and he will then begin to call through the rest of the list.

Additionally, Mr. Tejeda will use his own connections in the industry to contact private vendors to sell our products. The Company is also currently marketing its products in clubs and golf resort communities.

Competition

The Company has several large, well-financed competitors in the market for premium cigars. Each of these better known companies enjoys strong brand names and a history of successful product launches. These companies compete directly with the Company for consumer sales, as well for supplies of tobacco and employees.

The US cigar category remained quite consolidated in 2012, with the top four companies accounting for 75% of total volume sales. Swisher International (NYSE: SWR) continued to hold the leading position with a volume share of 34%, mainly due to its strength in machine-manufactured standard and small cigars and cigarillos available on the mass market. Altadis USA (NYSE: CIG) was the second leading player with a volume share of 23%, followed by John Middleton with a share of 11% and Swedish Match North America with 7%. (www.euromonitor.com/cigars-in-the-us/report.)

These companies have substantially greater capital resources, manufacturing, sales and marketing experience, and substantially longer and more extensive relationships with growers and long-standing brand recognition and market acceptance than the Company. See “RISK FACTORS”. The Company believes, however, that the market for premium cigars is growing rapidly enough to support the entry of new brands such as those offered by the Company and that the inability of the entrenched competitors to meet current demand supports this position.

Regulation and Litigation in the Tobacco Industry

Cigar manufacturers, like other producers of tobacco products, are subject to regulation at the federal, state and local levels. Since the early 1970’s the trend has been for increasing regulation, which when coupled with changing public attitudes toward smoking, has had the effect of reducing overall consumption of tobacco products in the United States. Federal law has required warning labels on cigarettes since 1965, though no such warnings have been required for cigars. Recent federal law enacted by Congress has required states applying for certain federal grants for substance abuse programs to adopt a minimum age of 18 for purchase of tobacco products and to establish elaborate enforcement programs to support this requirement. Legislation proposed but not enacted by Congress has sought to impose (1) bans on advertising of tobacco products or on the deductibility of such advertising expenses for federal tax purposes, (2) additional labeling, warnings or listings of additives, (3) preemption of state law to impose civil liabilities on manufacturers and distributors of tobacco products, (4) reimbursement to the federal government for health care costs incurred in connection with tobacco-related conditions and (5) regulation of tobacco products by the Food and Drug Administration as a possibly addictive “drug.” Moreover, the Environmental Protection Agency has concluded that widespread exposure to so-called “secondary smoke” may present a serious and substantial public health concern. The impact of this finding and the EPA’s authority to regulate “secondary smoke” are the subject of ongoing litigation.

Many states and local governments have passed statutes or ordinances severely limiting the types of establishments (such as restaurants and office buildings), and the areas within such establishments, in which persons may smoke.

24

The Company cannot predict the outcome of these legislative and regulatory initiatives or of litigation in the future. Presumably, the trend toward increased regulation will continue at all levels. Depending on these outcomes, there may be a materially adverse effect on the tobacco products industry in general and the Company in particular. See “RISK FACTORS.”

Excise Taxes

Cigars have long been subject to federal, state and local excise taxes and it is frequently suggested that additional excise taxes be levied on such products to support various legislative programs. The Company is unable to predict whether significant increases in excise taxes on its products will be enacted in the future. Such increases were proposed by the Clinton Administration in 1993 to fund that administration’s health care reform initiatives, but were not enacted by Congress. Imposition of significant increases in excise taxes could have a material adverse impact on the large cigar industry in general and the Company in particular.

Employees

We presently have no employees apart from our President, Mr. Ramon Tejeda, and our Secretary, Ms. Beth Floyd.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 100 Europa Drive, Ste. 455, Chapel Hill, North Carolina 27535, and our telephone number is (919) 933-2720. We have a consulting agreement with Europa Capital Ventures for consulting services on a monthly basis. As part of this agreement, they allow us to use some of their office space on an “as needed basis.” We do not have a separate contract with them for the space because the space we need and time we need it for vary each time we utilize it.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 40 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

25

TABACALERAYSIDRON, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	CONDENSED CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2013 (UNAUDITED) AND MARCH 31, 2013

PAGE	2	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2013 AND 2012, AND FOR THE PERIOD FROM NOVEMBER 8, 2011 (INCEPTION) TO DECEMBER 31, 2013 (UNAUDITED)

PAGE	3	CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE PERIOD FROM NOVEMBER 8, 2011 (INCEPTION) TO DECEMBER 31, 2013 (UNAUDITED)

PAGE	4	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED DECEMBER 31, 2013 AND 2012, AND FOR THE PERIOD FROM NOVEMBER 8, 2011 (INCEPTION) TO DECEMBER 31, 2013 (UNAUDITED)

PAGES	5 - 9	NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

TABACALERAYSIDRON, INC. AND SUBSIDIARY

(A Development Stage Company)

Condensed Consolidated Balance Sheets

	December 31, 2013	March 31, 2013
	(Unaudited)
ASSETS

Current Assets
Cash	$23,689	$74,297
Inventory	5,182	5,182
Total Current Assets	28,871	79,479

Total Assets	$28,871	$79,479

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$52,289	$25,651
Total Current Liabilities	52,289	25,651

Total Liabilities	52,289	25,651

Commitments and Contingencies (See Note 3)

Stockholders' Equity (Deficit)
	-	-
Preferred stock, $0.0001 par value; 5,000,000 shares authorized,
Common stock, $0.0001 par value; 100,000,000 shares authorized, 7,745,000 issued and outstanding at December 31, 2013 and March 31, 2013, respectively	775	775
Additional paid-in capital	768,125	764,225
Deficit accumulated during the development stage	(792,318)	(711,172)
Total Stockholders' Equity (Deficit)	(23,418)	53,828

Total Liabilities and Stockholders' Equity (Deficit)	$28,871	$79,479

See accompanying notes to condensed consolidated unaudited financial statements

F-1

TABACALERAYSIDRON, INC. AND SUBSIDIARY

(A Development Stage Company)

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended		For the Period From November 8, 2011 (inception)
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012	to December 31, 2013

Revenue	$-	$-	$-	$17,567	$17,567

Cost of Revenue	-	-	-	(17,526)	(17,526)

Gross Profit	-	-	-	41	41

Operating Expenses
Professional fees	16,538	15,449	74,053	55,500	181,549
General and administrative	3,262	874	7,093	83,940	610,810
Total Operating Expenses	19,800	16,323	81,146	139,440	792,359

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(19,800)	(16,323)	(81,146)	(139,399)	(792,318)

Provision for Income Taxes	-	-	-	-	-

NET LOSS	$(19,800)	$(16,323)	$(81,146)	$(139,399)	$(792,318)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.01)	$(0.02)

Weighted average number of shares outstanding during the year - Basic and Diluted	7,745,000	7,712,500	7,745,000	6,990,719

See accompanying notes to condensed consolidated unaudited financial statements

F-2

TABACALERAYSIDRON, INC. AND SUBSIDIARY

(A Development Stage Company)

Condensed Consolidated Statement of Stockholders' Equity (Deficit)

For the period from November 8, 2011 (Inception) to December 31, 2013

(Unaudited)

	Preferred Stock		Common stock		Additional paid-in	Deficit accumulated during the development	Total Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Equity (Deficit)

Balance November 8, 2011	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001 / per share)	-	-	5,000,000	500	-	-	500

Stock compensation issued to an officer	-	-	-	-	490,000	-	490,000

Common stock issued for cash ($0.10 / per share)	-	-	1,068,500	107	106,743	-	106,850

Net loss for the period November 8, 2011 (inception) to March 31, 2012	-	-	-	-	-	(536,472)	(536,472)

Balance, March 31, 2012	-	-	6,068,500	607	596,743	(536,472)	60,878

Common stock issued for cash ($0.10 / per share)	-	-	1,676,500	168	167,482	-	167,650

Net loss for the year ended March 31, 2013	-	-	-	-	-	(174,700)	(174,700)

Balance, March 31, 2013	-	-	7,745,000	775	764,225	(711,172)	53,828

In kind contribution of services	-	-	-	-	3,900	-	3,900

Net loss for the nine months ended December 31, 2013	-	-	-	-	-	(81,146)	(81,146)

Balance, December 31, 2013	-	$-	7,745,000	$775	$768,125	$(792,318)	$(23,418)

See accompanying notes to condensed consolidated unaudited financial statements

F-3

TABACALERAYSIDRON, INC. AND SUBSIDIARY

(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

			For the Period From
	Nine Months Ended		November 8, 2011 (inception)
	December 31, 2013	December 31, 2012	to December 31, 2013
Cash Flows From Operating Activities:
Net Loss	$(81,146)	$(139,399)	$(792,318)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	3,900	-	3,900
Common stock issued for services to founder	-	-	500
Stock compensation issued to an officer	-	-	490,000
Changes in operating assets and liabilities:
(Increase)/Decrease in inventory	-	10,193	(5,182)
Increase/(Decrease) in accounts payable	26,638	(1,991)	52,289
Net Cash Used In Operating Activities	(50,608)	(131,197)	(250,811)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	-	164,400	274,500
Net Cash Provided by Financing Activities	-	164,400	274,500

Net (Decrease) Increase in Cash	(50,608)	33,203	23,689

Cash at Beginning of Year/Period	74,297	53,845	-

Cash at End of Year/Period	$23,689	$87,048	$23,689

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See accompanying notes to condensed consolidated unaudited financial statements

F-4

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013

(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying condensed consolidated unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

s are defined as those that are hand-rolled from highest grade whole-leaf tobacco and sell for more than $5 per cigar at retail.) (the "Company") was incorporated under the laws of the State of Nevada on November 8, 2011 to sell premium cigars. Premium cigars are defined as those that are hand-rolled from highest grade whole-leaf tobacco and sell for more than $5 per cigar at retail.

Epicurean Cigars, Inc. (a development stage company) was incorporated under the laws of the State of Nevada on November 15, 2011.

Activities during the development stage include developing the business plan and raising capital.

(B) Principles of Consolidation

The accompanying condensed consolidated unaudited financial statements include the accounts of TabacaleraYsidron, Inc. and its wholly owned subsidiary, Epicurean Cigars, Inc. (collectively, the “Company”).  All intercompany accounts have been eliminated upon consolidation.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include valuation of in kind contribution of services and valuation of deferred tax assets. Actual results could differ from those estimates.

F-5

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013

(UNAUDITED)

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2013 and March 31, 2013, the Company had no cash equivalents.

(E) Inventories

Inventory consists primarily of finished goods and is valued at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale.

(F) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” At December 31, 2013 and December 31, 2012, there were no common share equivalents outstanding.

(G) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the good is delivered and collectability of the resulting receivable is reasonably assured. The Company generates revenue from the sale of cigars.

F-6

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013

(UNAUDITED)

(J) Concentration of Credit Risk

For the nine months ended December 31, 2012 the cigar sales accounted for 100% of revenues. There were no revenues for the nine months ended December 31, 2013.

(K) Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC, did not, or are not believed by the management, to have a material impact on the Company’s present or future financial statements.

NOTE 2	STOCKHOLDERS’ EQUITY

(A) Preferred Stock

The Company was incorporated on November 8, 2011. The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2013 and March 31, 2013, no preferred shares are issued and outstanding. Preferred stock may be issued in one or more series with the rights and preferences are to be determined by the board of directors.

(B) Common Stock Issued for Cash

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share.

For the year ended March 31, 2013, the Company issued 1,676,500 shares of common stock for $167,650 ($0.10/share).

For the period ended March 31, 2012, the Company issued 1,068,500 shares of common stock for $106,850 ($0.10/share).

(C) Common Stock Issued for Services

For the period ended March 31, 2012 the Company issued 5,000,000 shares of common stock to its founder for $500 ($0.0001 per share) in exchange for services. During the same period, 4,900,000 shares of common stock were sold to Ramon Tejeda. The shares were valued at $490,000 ($0.10/share) in exchange for services as CEO (See Note 4).

F-7

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013

(UNAUDITED)

(D) In-Kind Contribution of Services

For the nine months ended December 31, 2013, Ramon Tejeda, the President of the Company contributed services having a fair value of $3,900 (See Note 4).

NOTE 3	COMMITMENTS

(A) Consulting Agreements

On November 8, 2011 the Company entered into a consulting agreement with Europa Capital Investment, LLC to receive administrative and other miscellaneous services. The Company is required to pay $5,000 a month. The agreement is to remain in effect unless either party desires to cancel the agreement.

NOTE 4	RELATED PARTY TRANSACTIONS

For the period ended March 31, 2012 the Company issued 5,000,000 shares of common stock to its founder for $500 ($0.0001 per share) in exchange for services. During the same period, sold to Ramon Tejeda. The shares were valued at $490,000 ($0.10/share) in exchange for services as CEO (See Note 2(C)).

For the nine months ended December 31, 2013, Ramon Tejeda, the President of the Company contributed services having a fair value of $3,900 (See Note 2(D)).

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with minimal operations, used cash in operations of $250,811 from inception and has a net loss since inception of $792,318. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

F-8

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013

(UNAUDITED)

NOTE6	SUBSEQUENT EVENT

The Company has evaluated for subsequent through February 4, 2014, the date the financial statements were available to be issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

F-9

TABACALERAYSIDRON, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-11	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-12	CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2013 AND 2012

PAGE	F-13	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2013, FOR THE PERIOD FROM NOVEMBER 8, 2011 (INCEPTION) TO MARCH 31, 2012 AND FOR THE PERIOD FROM NOVEMBER 8, 2011 (INCEPTION) TO MARCH 31, 2013

PAGE	F-14	CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM NOVEMBER 8, 2011 (INCEPTION) TO MARCH 31, 2013

PAGE	F-15	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED MARCH 31, 2013, FOR THE PERIOD FROM NOVEMBER 8, 2011 (INCEPTION) TO MARCH 31, 2012 AND FOR THE PERIOD FROM NOVEMBER 8, 2011 (INCEPTION) TO MARCH 31, 2013

PAGES	F-6 - F-21	NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

TabacaleraYsidron, Inc.

We have audited the accompanying consolidated balance sheets of TabacaleraYsidron, Inc. and subsidiary (a development stage company) (the “Company”) as of March 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended March 31, 2013, the period from November 8, 2011 (Inception) to March 31, 2012 and the period from November 8, 2011 (Inception) to March 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of TabacaleraYsidron, Inc. and subsidiary as of March 31, 2013 and 2012 and the results of its operations and its cash flows for the year ended March 31, 2013, the period from November 8, 2011 (Inception) to March 31, 2012 and the period from November 8, 2011 (Inception) to March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has a net loss since inception of $711,172 and used cash in operations of $200,203 from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 7, 2013

F-11

TABACALERAYSIDRON, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Balance Sheets

	March 31,	March 31,
	2013	2012

ASSETS

Current Assets
Cash	$74,297	$53,845
Inventory	5,182	15,375

Total Assets	$79,479	$69,220

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$25,651	$8,342

Total Liabilities	25,651	8,342

Commitments and Contingencies (See Note 3)	-	-

Stockholders' Equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 7,745,000 and 6,068,500 issued and outstanding, respectively	775	607
Additional paid-in capital	764,225	596,743
Deficit accumulated during the development stage	(711,172)	(536,472)
Total Stockholders' Equity	53,828	60,878

Total Liabilities and Stockholders' Equity	$79,479	$69,220

See accompanying notes to consolidated financial statements

F-12

TABACALERAYSIDRON, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statements of Operations

	For the Year Ended	For the Period From November 8, 2011 (inception)	For the Period From November 8, 2011 (inception)
	March 31, 2013	to March 31, 2012	to March 31, 2013

Revenue	$17,567	$-	$17,567

Cost of Revenue	17,526	$-	17,526

Gross Profit	41	-	41

Operating Expenses
Professional fees	80,501	26,995	107,496
General and administrative	94,240	509,477	603,717
Total Operating Expenses	174,741	536,472	711,213

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(174,700)	(536,472)	(711,172)

Provision for Income Taxes	-	-	-

NET LOSS	$(174,700)	$(536,472)	$(711,172)

Net Loss Per Share - Basic and Diluted	$(0.02)	$(0.10)

Weighted average number of shares outstanding during the year - Basic and Diluted	7,172,897	5,154,038

See accompanying notes to consolidated financial statements

F-13

TABACALERAYSIDRON, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statement of Stockholders' Equity

For the period from November 8, 2011 (Inception) to March 31, 2013

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the	Total
					paid-in	development	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Equity

Balance November 8, 2011	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001 / per share)	-	-	5,000,000	500	-	-	500

Stock compensation issued to an officer	-	-	-	-	490,000	-	490,000

Common stock issued for cash ($0.10 / per share)	-	-	1,068,500	107	106,743	-	106,850

Net loss for the period November 8, 2011 (inception) to March 31, 2012	-	-	-	-	-	(536,472)	(536,472)

Balance, March 31, 2012	-	-	6,068,500	607	596,743	(536,472)	60,878

Common stock issued for cash ($0.10 / per share)	-	-	1,676,500	168	167,482	-	167,650

Net loss, for the year ended March 31, 2013	-	-	-	-	-	(174,700)	(174,700)

Balance, March 31, 2013	-	$-	7,745,000	$775	$764,225	$(711,172)	$53,828

See accompanying notes to consolidated financial statements

F-14

TABACALERAYSIDRON, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statements of Cash Flows

	For the Year Ended	For the Period From November 8, 2011 (inception)	For the Period From November 8, 2011 (inception)
	March 31, 2013	to March 31, 2012	to March 31, 2013
Cash Flows Used In Operating Activities:
Net Loss	$(174,700)	$(536,472)	$(711,172)
Adjustments to reconcile net loss to net cash used in operations
Common stock issued for services to founder	-	500	500
Stock compensation issued to an officer	-	490,000	490,000
Changes in operating assets and liabilities:			-
(Increase)/Decrease in inventory	10,193	(15,375)	(5,182)
Increase in accounts payable	17,309	8,342	25,651
Net Cash Used In Operating Activities	(147,198)	(53,005)	(200,203)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	167,650	106,850	274,500
Net Cash Provided by Financing Activities	167,650	106,850	274,500

Net Increase in Cash	20,452	53,845	74,297

Cash at Beginning of Year/Period	53,845	-	-

Cash at End of Year/Period	$74,297	$53,845	$74,297

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See accompanying notes to consolidated financial statements

F-15

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2013 AND 2012

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

TabacaleraYsidron, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on November 8, 2011 to purchase and distribute premium cigars. Premium cigars are defined as those that are hand-rolled from highest grade whole-leaf tobacco and sell for more than $5 per cigar at retail.

Epicurean Cigars, Inc. (a development stage company) was incorporated under the laws of the State of Nevada on November 15, 2011.

Activities during the development stage include developing the business plan and raising capital.

(B) Principles of Consolidation

The accompanying 2013 and 2012 consolidated financial statements include the accounts of TabacaleraYsidron, Inc. and its wholly owned subsidiary, Epicurean Cigars, Inc. (collectively, the “Company”).  All intercompany accounts have been eliminated upon consolidation.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include valuation of in kind contribution of services, valuation of deferred tax assets, provision for allowance for doubtful accounts, and depreciable lives and impairment of equipment. Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At March 31, 2013 and March 31, 2012, the Company had no cash equivalents.

F-16

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2013 AND 2012

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” As of March 31, 2013 and 2012, there were no common share equivalents outstanding.

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

	March 31, 2013	March 31, 2012

Statutory rate applied to earnings	$(67,347)	$(206,809)
Increase (decrease) in income taxes resulting from:
Non-deductible expenses	-	189,087
Change in deferred tax asset valuation allowance	67,347	17,722

Income Tax Expense	$-	$-

F-17

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2013 AND 2012

	March 31, 2013	March 31, 2012

Deferred tax liability:	$-	$-
Deferred tax asset
Net Operating Loss Carryforward	(85,069)	(17,722)
Valuation allowance	85,069	17,722
Net deferred tax asset	-	-

Net deferred tax liability	$-	$-

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carry forwards before they will expire through the year 2033.

The components of income tax expense related to continuing operations are as follows:

	March 31, 2013	March 31, 2012

Federal
Current	$-	$-
Deferred	-	-

	$-	$-

State and Local	$-	$-
Current	-	-
Deferred
	$-	$-

As of March 31, 2013 and 2012, the company has a net operating loss carry forward of approximately $220,672 and $45,972, respectively, available to offset future taxable income through March 31, 2033. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating loss and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2033.

The net change in the valuation allowance for the year ended March 31, 2013 and 2012 was an increase of $85,069 and $17,722 respectively.

F-18

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2013 AND 2012

The company’s federal income tax returns for the years ended March 31, 2013 and 2012 remain subject to examination by the Internal Revenue Service through 2018.

(G) Inventories

Inventory consists primarily of finished goods and is valued at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company generates revenue from the sale of cigars upon delivery of cigars to the customer.

(I) Concentration of Credit Risk

For the year ended March 31, 2013 100% of the cigars were purchased from one manufacturer.

(J) Recent Accounting Pronouncements

In February 2013, FASB issued Accounting Standards Update 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (a consensus of the FASB Emerging Issues Task Force). This guidance requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. This stipulates that (1) it will include the amount the entity agreed to pay for the arrangement between them and the other entities that are also obligated to the liability and (2) any additional amount the entity expects to pay on behalf of the other entities. The objective of this update is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The amendments in this update are effective for fiscal periods (and interim reporting periods within those years) beginning after December 15, 2013. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

In February 2013, FASB issued Accounting Standards Update 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income. This update requires an entity to provide information about the amount reclassified out of accumulated other comprehensive income by component.

F-19

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2013 AND 2012

The entity is also required to disclose significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting periods. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other discourses required under U.S. GAAP that provide additional detail about those amounts. The objective in this Update is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update should be applied prospectively for reporting periods beginning after December 15, 2013. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

(K) Business Segments

The Company operates in one segment and therefore segment information is not presented.

NOTE 2	STOCKHOLDERS’ EQUITY

(A) Preferred Stock

The Company was incorporated on November 8, 2011. The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share. Preferred stock may be issued in one or more series with rights and preferences are to be determined by the board of directors.

(B) Common Stock Issued for Cash

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share.

For the year ended March 31, 2013, the Company issued 1,676,500 shares of common stock for cash of $167,650 ($0.10/share).

For the period ended March 31, 2012 the Company issued 1,068,500 shares of common stock for cash of $106,850 ($0.10/share).

(C) Common Stock Issued for Services

For the period ended March 31, 2012 the Company issued 5,000,000 shares of common stock to its founder for $500 ($0.0001 per share) in exchange for services. During the same period, 4,900,000 shares of common stock were sold to Ramon Tejeda. The shares were valued at $490,000 ($0.10/share) in exchange for services as CEO (See Note 4).

F-20

TABACALERAYSIDRON, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2013 AND 2012

NOTE 3	COMMITMENTS

(A) Consulting Agreements

On November 8, 2011 the Company entered into a consulting agreement to receive administrative and other miscellaneous services. The Company is required to pay $5,000 a month. The agreement is to remain in effect unless either party desires to cancel the agreement.

NOTE 4	RELATED PARTY TRANSACTIONS

For the period ended March 31, 2012 the Company issued 5,000,000 shares of common stock to its founder for $500 ($0.0001 per share) in exchange for services. During the same period, 4,900,000 shares of common stock were sold to Ramon Tejeda. The shares were valued at $490,000 ($0.10/share) in exchange for services as CEO (See Note 2(C)).

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with minimal operations, used cash in operations of $200,203 from inception and has a net loss since inception of $711,172. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6	SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 7, 2013, the date the financial statements were issued.

F-21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

TabacaleraYsidron was established in November 2011 to purchase and distribute cigars under the Epicurean Cigars brand name. Beginning in early 2007, the Company’s founders sought to sell a cigar that would appeal to aficionados of high-quality, hand-rolled, premium cigars. The Company intends to introduce premium cigars to build sales of private label cigars. The Company conducts its business principally through one operating subsidiary: Epicurean Cigars, Inc. which is the Company’s U.S. sales and marketing organization. Epicurean Cigars, Inc. is a wholly owned subsidiary of TabacaleraYsidron, Inc.

The Company has purchased cigars from Plasencia, a cigar manufacturer in Esteli, Nicaragua. Plasencia will produce Epicurean Cigars rolled with tobacco grown in northern Nicaragua, where the country’s best tobacco is grown. Nicaragua is recognized internationally by the quality of its cigars. Plasencia is particularly skilled at marrying Nicaragua tobacco with the Cuban tradition and expertise in the manufacturing process.

The Company has a two part approach to building business over the next twelve months. The first will be to use Steve Ysidron’s contact base of over 1,200 retail customers to promote orders for cigars. We anticipate that this will require little upfront money on the part of the company. The primary contact will be made through fliers delivered by mail and email to the retail establishments. The company will then use Mr. Tejeda to follow up by phone with the contacts to try to close sales. Mr. Tejeda will begin with those retail establishments that respond to the initial contact and he will then begin to call through the rest of the list.

The Company has budgeted $1,000 for the cost of this marketing approach to the business. The funds will cover the cost of designing a brochure that can be printed or emailed. The Company does not anticipate using glossy 4 color paper for the flier but instead a design that will be useable both as an email attachment and as a flier to send to potential customers. The Company is beginning work on a brochure at the current time and anticipates having a final version by the end of the summer. The Company will begin the email and mail campaign in September and phone follow-ups in October.

The second approach of the Company is to contact every golf course in North Carolina initially with an opportunity to sell cigars in the golf shop. There is one golf resort in North Carolina that has already expressed an interest in selling cigars to guests. Mr. Tejeda is working through the details with this resort on pricing and display and restocking issues. The Company hopes to have the product in place by the beginning of the summer golf season.

The Company does not have sufficient capital to pursue this business model for the coming year while also paying the cost of this registration. Following SEC acceptance of this Registration Statement, we think that there will be more active interest in the second round of fundraising. Our burn rate is currently $10,000 per quarter. Therefore, we do not have sufficient funds to accomplish our business plans for the next year. We will either have to substantially increase sales or pursue additional financing opportunities in order to continue operations.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

26

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements for the year ended March 31, 2013 we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Basis of Presentation and Organization

TabacaleraYsidron, Inc. (“TabacaleraYsidron” or the “Company”) is a Nevada corporation in the development stage and has commenced very limited operations. The Company was incorporated under the laws of the State of Nevada on November 8, 2011. Since inception, the Company has sold 358 boxes of cigars. However, there have been no sales since December 2012.The business plan of the Company is to introduce premium cigars to build sales of private label cigars. The Company conducts its business principally though one operating subsidiary: Epicurean Cigars, Inc. which is the Company’s U.S. sales and marketing organization. Epicurean Cigars, Inc. is a wholly owned subsidiary of TabacaleraYsidron, Inc.

Development Stage

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period from November 8, 2011 to March 31, 2013.

27

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes.  It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties.  The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States.   All of the Company’s tax years since inception remain subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses for the period from November 8, 2011 (inception) through March 31, 2013. Actual results could differ from those estimates made by management.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

	For the Year Ended March 31, 2013	For the Period From November 8, 2011 to March 31, 2012	For the Period From November 8, 2011 (Inception) To December 31, 2013

Revenues	$17,567	$-	$17,567
Cost of Revenue	17,526	-	17,526
Operating expenses	174,741	536,472	792,359
Loss from Operations	(174,700)	(536,472)	(792,318)
Net Loss	(174,700)	(536,472)	(792,318)
Loss per common share - Basic and Diluted	$(0.02)	$(0.10)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	7,172,897	5,154,038

28

For the period from November 8, 2011 (Inception) to December 31, 2013 (unaudited)

Revenue

For the period from November 8, 2011 (inception) to December 31, 2013 we had $17,567 in revenue.

Expenses

Expenses for the period from November 8, 2011 (inception) to December 31, 2013 totaled $792,359. The cost of revenue totaled ($17,526). The majority of the expenses incurred during the period consisted of general and administrative start-up costs.

Net Loss

As a result of the factors described above, our net loss from inception to December 31 was $ 792,318

Comparison of the years ended March 31, 2013 and March 31, 2012

Revenues

We have generated revenues of $17,567 for the year ended March 31, 2013 as compared to $0 for the year ended March 31, 2012.

Operating Expenses

Operating expenses selling, marketing and advertising, payroll, administrative, finance and professional expenses.

Professional fees increased by $53,506 from $26,995 for the period from inception to March 31, 2012 to $80,501 for the year ended March 31, 2013.

Operating Loss

Our operating loss for the year ended March 31, 2013 decreased by $361,772 from $536,472 for the period from inception to March 31, 2012 to $174,700 for the year ended March 31, 2013.

Net Loss

Our net loss for the year ended March 31, 2013 decreased by $361,772 from $536,472 for the period from inception to March 31, 2012 to $174,700 for the year ended March 31, 2013.

	Nine Months Ended December 31, 2013	Nine Months Ended December 31, 2012	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$-	$17,567	$-	$-
Cost of Revenue	-	(17,526)	-	-
Operating Expenses	81,146	139,440	19,800	16,323
Loss from Operations before Income Taxes	(81,146)	(139,399)	(19,800)	(16,323)
Net Loss	(81,146)	(139,399)	(19,800)	(16,323)
Weighted Average Number of Common Shares Outstanding – Basic and Diluted	7,745,000	6,990,719	7,745,000	7,712,500

Comparison of Three Months Ended December 31, 2013 to Three Months Ended December 31, 2012

Revenues

We have generated revenues of $0 for both the three months ended December 31, 2013 and 0 for the three months ended December 31, 2012.

Operating Expenses

Operating expenses increased by $3,477 from $16,323 for the three months ended December 31, 2012 to $19,800 for the three months ended December 31, 2013. This increase is mostly attributable to the increase in legal and accounting costs.

Operating Loss

Our operating loss increased by $3,477 from ($16,323) for the three months ended December 31, 2012 to ($19,800) for the three months ended December 31, 2013. This increase is mostly attributable to an increase in.

Net Loss

Our net loss increased by $3,477 from ($16,323) for the three months ended December 31, 2012 to ($19,800) for the three months ended December 31, 2013. This increase in net loss is mostly attributable to an increase in.

Comparison of Nine Months Ended December 31, 2013 to Nine Months Ended December 31, 2012

Revenues

We generated $0 for the nine months ended December 31, 2013 as compared to $17,567 for the nine months ended December 31, 2012. This decline in revenue is because we have not commenced any operations in 2013.

Operating Expenses

Operating expenses decreased by $58,294 from $139,440 for the nine months ended December 31, 2012 to $81,146 for the nine months ended December 31, 2013. This decrease is mostly attributable to the fact that we have not bought any more cigars.

Operating Loss

Our operating loss decreased by $58,253 from ($139,399) for the nine months ended December 31, 2012 to ($81,146) for the nine months ended December 31, 2013. This decrease is mostly attributable to the fact that we have not bought any more cigars,

Net Loss

Our net loss decreased by $58,253 from ($139,399) for the nine months ended December 31, 2012 to ($81,146) for the nine months ended December 31, 2013. This decrease is mostly attributable to the fact that we have not bought any more cigars.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations through the sale of our common stock.

Our primary uses of cash have been for salaries and fees paid to third parties for the development of our products. All funds received have been expended in the furtherance of growing the business and establishing brand portfolios. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

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☐	An increase in working capital requirements to finance additional product development,
☐	Addition of administrative and sales personnel as the business grows,
☐	Increases in advertising, public relations and sales promotions for existing and new brands as the company expands within existing markets or enters new markets,
☐	The cost of being a public company, and
☐	Capital expenditures to add additional technology.

Our net revenues are not sufficient to fund our operating expenses. At December 31, 2013, we had a cash balance of $23,689 and working capital deficit of $(23,418). Since inception, we have raised $274,500. The Company currently has $23,623 of cash on hand. The Company is spending limited funds at the current time with the exception of SEC and related corporate governance costs. We expect these costs to be approximately $40,000 per year. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2013.  Therefore our future operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Our business plan within 12 months is outlined below:

Over the twelve month period starting upon the effective date of this registration statement, we intend to market our brand and begin to sell our products to retail cigar outlets nationwide. The Company has a two part approach to building business over the next twelve months. The first will be to use Steve Ysidron’s contact base of over 1,200 retail customers to promote orders for cigars. We anticipate that this will require little upfront money on the part of the company. The primary contact will be made through fliers delivered by mail and email to the retail establishments. The company will then use Mr. Tejeda to follow up by phone with the contacts to try to close sales. Mr. Tejeda will begin with those retail establishments that respond to the initial contact and he will then begin to call through the rest of the list.

The Company has budgeted $1,000 for the cost of this marketing approach to the business. The funds will cover the cost of designing a brochure that can be printed or emailed. The Company does not anticipate using glossy 4 color paper for the flier but instead a design that will be useable both as an email attachment and as a flier to send to potential customers. The Company is beginning work on a brochure at the current time and anticipates having a final version by the end of the summer. The Company will begin the email and mail campaign in September and phone follow-ups in October.

The second approach of the Company is to contact every golf course in North Carolina initially with an opportunity to sell cigars in the golf shop. There is one golf resort in North Carolina that has already expressed an interest in selling cigars to guests. Mr. Tejeda is working through the details with this resort on pricing and display and restocking issues. The Company hopes to have the product in place by the beginning of the summer golf season.

The Company does not have sufficient capital to pursue this business model for the coming year while also paying the cost of this registration. Following SEC acceptance of this Registration Statement, we think that there will be more active interest in the second round of fundraising.

If we are unable to build our customer base or gain any clients, we will cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.  At the present time, we have not made any arrangements to raise additional cash. However, we intend to raise additional capital through private placements once we gain a quotation on the OTC Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

On November 8, 2011 the Company entered into a consulting agreement with Europa Capital Ventures to receive administrative and other miscellaneous services. The Company is required to pay $5,000 a month. The agreement is to remain in effect unless either party desires to cancel the agreement. Europa Capital Ventures has consulted with us on properly forming a company, properly structuring the financing for the Company, properly making projections on the business, and putting together presentation materials. In addition, they have consulted and provided assistance and introductions to individuals with expertise in international ventures, tax issues, and other relevant sales expertise. The agreement is

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and director as of May 14, 2014. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Ramon Tejeda	48	President and Sole Director
Beth Floyd	31	Secretary

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Ramon Tejeda, President and Director

Mr. Tejeda was introduced to the cigar industry by his family in the 1990’s when he paid a visit to his relatives in Villa Gonzales, located in the northern part of the Dominican Republic. Villa Gonzales is located in the great Cibao Valley and is the location of many tobacco plantations. These plantations supply most of the large manufacturers and wholesalers of cigars around the world. During the visit Mr. Tejeda became acquainted with Hector Jose, owner of the Steffany plantation and manufacturer of the Steffany Cigar. The Steffany plantation is a family plantation that has been in existence for over 100 years. Mr. Tejeda and Hector Jose quickly collaborated and developed the “De Nosotros” cigar blend.

In addition to his cigar background, Mr. Tejeda has been a field service support engineer and in international service manager. He has taken Leadership Development Training and Coaching along with Benchmarking and Performance Metrics. He has been in facilities management and call center management while leading in Vendor/Supplier Management. He is passionate about hands on leadership by example.

Mr. Tejeda served in the Air Force from 1986 to 1994. After his separation from the Air Force he joined Eaton Corporation in November of 1994. He has held a series of more senior positions within Eaton to the present day where he serves as a manager handling international customer service support. Mr. Tejeda plans to devote between 10 to 12 hours per week to the Company and its business.

Beth Floyd, Secretary

Beth Floyd is a graduate of UNC Chapel Hill in 2004 with a degree in Journalism and Mass Communications. During her college years she participated in a number of activities both at school and internationally. Ms. Floyd has held a number of positions in the past 10 years with Maggiano’s Little Italy. She served as Assistant Accounting Manager from 2009 to 2010 at which time she was promoted to Maître D’ at the restaurant in Durham, NC. Since 2009 her responsibilities at the restaurant have been in finance and management.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from November 8, 2011 (inception) through December 31, 2013:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Ramon Tejeda, President and Director	2013	$0	0	0	0	0	0	0	$0
Ramon Tejeda, President and Director	2012	$0	0	490,000	0	0	0	0	$490,000
Steven Ysidron, President and Director	2012	$0	0	500	0	0	0	0	$500

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(1)	On December 13, 2012, 4,900,000 shares of common stock were sold to Ramon Tejeda. The shares were valued at $490,000 ($0.10/share) in exchange for services as CEO

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from November 8, 2011 (inception) through December 31, 2013.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2013 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of May 14, 2014, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Meghan Zamborsky	500,000	6.45%
David Zamborsky	500,000	6.45%
Charles Zamborsky	500,000	6.45%

Named Executives Officers and Directors
Ramon Tejeda 100 Europa Drive, Ste. 455 Chapel Hill, NC 27517	4,900,000	63.27%

All Executive Officers and Directors as a group (1 person)	4,900,000	63.27%

*	Meghan Zamborsky individually owns 240,000 shares. David Zamborsky individually owns 250,000 shares. Charles Zamborsky individually owns 10,000 shares. They are each the beneficial owners of 500,000 shares. All three persons live at 1822 Christian Street, Philadelphia, PA 19146.

(1)	Based on 7,745,000 shares of common stock outstanding as of May 14, 2014.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On November 8, 2011, the Company issued 5,000,000 shares of its common stock to Steven Ysidron, the founding Director and President for services with a fair value of $500 ($0.0001 fair value per share). On December 13, 2012, 4,900,000 shares of common stock were sold to Ramon Tejeda. The shares were valued at $490,000 ($0.10/share) in exchange for services as CEO.

For the period ended December 31, 2013, the President of the Company contributed services having a fair value of $3,900.

We currently do not have a policy in place for dealing with related party matters.

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Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our director and officer are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify Ramon Tejeda and Beth Floyd against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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TABACLERA YSIDRON, INC.

2,745,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is May 14, 2014

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$70.71
Federal Taxes	$0
State Taxes and Fees	$500
Transfer Agent Fees	$0
Accounting fees and expenses	$11,000
Legal fees and expense	$40,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$51,570.71

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on November 8, 2011. In connection with incorporation, we issued 5,000,000 shares of common stock to our founder for services with a fair value of $500.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 11, 2013, the Company sold through a Regulation D Rule 506 offering a total of 2,745,000 shares of common stock to a total of 39 investors, 5 of whom are accredited investors, at a price per share of $0.10 for an aggregate offering price of $274,500.These shares were sold over the course of two fiscal years. As of March 31, 2012, we issued 1,068,500 shares of common stock. As of March 31, 2013, we issued an additional 1,676,500 shares of common stock. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in March 2013 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

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Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. (1)
10.1	Consulting Agreement with Europa Capital Investments, dated November 8, 2011 (1)
23.1	Consent of Liggett, Vogt and Webb, P.A.

(1) Documents incorporated by reference to the S-1/A filed on April 23, 2014.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chapel Hill, State of North Carolina, on May 14, 2014.

TABACALERAYSIDRON, INC.

By:	/s/Ramon Tejeda
Ramon Tejeda
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Ramon Tejeda	Chief Executive Officer and	May 14, 2014.
Ramon Tejeda	Acting Chief Financial Officer (Principal Executive Officer Principal Financial Officer, and Acting Principal Accounting Officer)

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